UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       November 13, 2012 (November 12, 2012)

Aetna Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 Farmington Avenue, Hartford, CT	06156
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(860) 273-0123
Former name or former address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

Merger Agreement Amendment

As set forth in Item 8.01 below, on November 12, 2012, the parties to the Consolidated Delaware Action (as defined in Item 8.01 below) executed a memorandum of understanding (the “MOU”) containing the terms of the parties’ agreement in principle to resolve the Consolidated Delaware Action. The MOU provides that, in consideration for the settlement of the Consolidated Delaware Action, Aetna Inc. (“Aetna”), Coventry Health Care, Inc. (“Coventry”) and Jaguar Merger Subsidiary, Inc., a wholly owned subsidiary of Aetna (“Merger Sub”), will agree to amend the Agreement and Plan of Merger, dated as of August 19, 2012 (as previously amended, the “Merger Agreement”) to reflect that (i) the Termination Fee (as defined in the Merger Agreement) payable by Coventry upon a termination of the Merger Agreement in certain circumstances is reduced from $167,500,000 to $100,000,000 and (ii) the period during which Coventry is required to discuss and negotiate in good faith with Aetna before making an Adverse Recommendation Change (as defined in the Merger Agreement) involving or relating to a Superior Proposal (as defined in the Merger Agreement) or terminating the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal is reduced from five calendar days to two calendar days.  The parties to the Merger Agreement have entered into Amendment No. 2 to the Agreement and Plan of Merger, dated as of November 12, 2012 (“Amendment No. 2”), which reflects these changes.  Other than as provided in Amendment No. 2, the Merger Agreement, as filed with the Securities and Exchange Commission, remains in full force and effect.

The foregoing description of Amendment No. 2 and the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of Amendment No. 2, which is attached hereto as Exhibit 2.1 and incorporated by reference herein, and the Merger Agreement, which was filed as Exhibit 2.1 to Aetna’s Current Report on Form 8-K filed on August 22, 2012, and Amendment No. 1 to the Merger Agreement, which was filed as Exhibit 2.2 to Amendment No. 1 to Aetna’s Registration Statement on Form S-4 filed on October 17, 2012 (Registration No. 333-184041), each of which is incorporated by reference herein.  A copy of Amendment No. 2 has been included to provide stockholders and other security holders with information regarding its terms and is not intended to provide any factual information about Aetna or Coventry. The representations, warranties and covenants, as applicable, contained in Amendment No. 2 and the Merger Agreement have been made solely for the purposes of Amendment No. 2 and the Merger Agreement and as of specific dates; were solely for the benefit of the parties to Amendment No. 2 and the Merger Agreement; are not intended as statements of fact to be relied upon by Aetna’s or Coventry’s stockholders and other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures, as applicable, that were made between the parties in connection with the negotiation of Amendment No. 2 and the Merger Agreement, which disclosures, as applicable, are not reflected in either Amendment No. 2 or the Merger Agreement; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders or other security holders. Security holders are not third-party beneficiaries under Amendment No. 2 or the Merger Agreement (except with respect to stockholders’ right to receive the merger consideration following the effective time of the Merger (as defined in the Merger Agreement)) and should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Coventry, Aetna or Merger Sub. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and/or Amendment No. 2, which subsequent information may or may not be fully reflected in Aetna’s or Coventry’s public disclosures. Aetna acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading.

Section 8 – Other Events

Item 8.01.  Other Events.

Settlement of Litigation

As previously disclosed on pages 92 and 93 of the definitive proxy statement/prospectus dated October 17, 2012, relating to Aetna’s proposed acquisition of Coventry under “Litigation Relating to the Merger”:

Shortly following the announcement of the Merger, several putative shareholder class action complaints were filed in the Circuit Court for Montgomery County, Maryland (the “Maryland Actions”) and in the Court of Chancery of the State of Delaware (the “Delaware Actions”) against the Coventry board of directors, Coventry, Aetna and Merger Sub, which generally allege, among other things, that the individual defendants breached their fiduciary duties owed to Coventry’s public stockholders in connection with the Merger because the merger consideration and certain other terms in the Merger Agreement are unfair; that Aetna and Merger Sub aided and abetted these alleged breaches of fiduciary duty; and that Aetna’s Preliminary Registration Statement on Form S-4 filed on September 21, 2012, contained various deficiencies.  Among other remedies, the complaints in the Maryland Actions and the Delaware Actions generally seek injunctive relief prohibiting the defendants from completing the proposed merger or, in the event that an injunction is not awarded, unspecified money damages, costs and attorneys’ fees.

On October 4, 2012, the Court of Chancery of the State of Delaware (the “Chancery Court”) entered an order consolidating the Delaware Actions under the caption In re Coventry Health Care, Inc. Shareholder Litigation, Consolidated C. A. No. 7905-CS, and appointing the Employees’ Retirement System of the Government of the Virgin Islands, the General Retirement System of the City of Detroit, and the Police and Fire Retirement System of the City of Detroit as Co-Lead Plaintiffs (the “Consolidated Delaware Action”).  Between October 16, 2012 and November 3, 2012, the parties engaged in expedited document and deposition discovery in the Consolidated Delaware Action.

On October 31, 2012, defendants filed a motion in the Circuit Court for Montgomery County, Maryland (the “Maryland Court”) to stay the Maryland Actions.  On November 7, 2012, the Maryland Court granted defendants’ motion and ordered the Maryland Actions stayed for a period of 90 days.

On November 12, 2012, the parties to the Consolidated Delaware Action executed the MOU containing the terms of the parties’ agreement in principle to resolve the Consolidated Delaware Action.  Pursuant to the MOU, defendants will provide certain supplemental disclosures relating to the Merger as set forth below in this Form 8-K; and the parties to the Merger Agreement will amend the Merger Agreement to reflect that (i) the Termination Fee payable by Coventry upon a termination of the Merger Agreement in certain circumstances is reduced from $167,500,000 to $100,000,000; and (ii) the period during which Coventry is required to discuss and negotiate in good faith with Aetna before making an Adverse Recommendation Change involving or relating to a Superior Proposal or terminating the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal is reduced from five calendar days to two calendar days.

The MOU further provides that (i) the parties will agree upon and execute a stipulation of settlement (the “Stipulation”), which will replace the MOU and which will be submitted to the Chancery Court for review and approval; (ii) the Stipulation will provide for dismissal of the Consolidated Delaware Action with prejudice on the merits; (iii) the Stipulation will include a general release of defendants from any and all claims relating to, among other things, the Merger, the Merger Agreement and any disclosures made in connection therewith; and (iv) the MOU is, and the Stipulation will be, conditioned on, among other things, consummation of the merger, class certification, and final approval by the Chancery Court following notice to the shareholders of Coventry.  Pending execution of the Stipulation, the parties have agreed to stay all proceedings in the Consolidated Delaware Action, except those relating to the settlement.

The defendants have denied and continue to deny any wrongdoing or liability with respect to all claims, events and transactions complained of in the aforementioned actions or that they have engaged in any wrongdoing. The defendants have entered into the MOU to eliminate the uncertainty, burden, risk, expense and distraction of further litigation.

The settlement will not affect the form or amount of consideration to be received by Coventry stockholders in the merger.

ADDITIONAL DISCLOSURES REQUIRED BY THE MOU

Set forth below are certain additional disclosures required to be made in accordance with the MOU. The disclosures appear below the appropriate section heading that corresponds to the sections in the definitive proxy statement/prospectus previously mailed on or about October 19, 2012 to the Coventry stockholders of record as of the close of business on October 15, 2012 (the “Proxy Statement”).

Proposal I:  The Merger:  Background of the Merger

The section of the Proxy Statement “Proposal I:  The Merger:  Background of the Merger” starting on page 62 of the Proxy Statement is hereby amended and supplemented as follows:

Under the caption “Background of the Merger” (starting on page 62), the following paragraph is hereby added after the current second paragraph (the paragraph currently running from page 62 to page 63):

“On January 31, 2012, Allen F. Wise, Coventry’s chief executive officer, entered into a second amendment to his employment agreement with Coventry, which extended the period of Mr. Wise’s employment for an additional two-year period that would end on December 31, 2013. In 2009, Mr. Wise agreed to serve as Coventry’s chief executive officer on an interim basis. Between 2009 and January 31, 2012, Mr. Wise had expressed to the Coventry board of directors on multiple occasions his desire to retire, but had agreed, at the board’s request, to continue serving as chief executive officer until a successor was identified. It was the expectation of the Nominating / Corporate Governance Committee of the Coventry board and of Mr. Wise that Coventry’s board would identify a successor to Mr. Wise by early 2013 and that Mr. Wise would remain with Coventry through the end of 2013 to allow for an orderly transition. Since 2009, the Nominating / Corporate Governance Committee has overseen a process designed to identify a successor to Mr. Wise. That process is proceeding more slowly than anticipated, however, and to date it has not resulted in the identification of a successor.”

Under the caption “Background of the Merger” (starting on page 62), the first sentence of the current third paragraph (the current first full paragraph on page 63) is hereby deleted and replaced with the following:

“Mr. Wise from time to time meets with other chief executive officers of managed care companies to discuss industry developments and events (including approximately four meetings in the previous 12 months with the chief executive officers of large managed care organizations).”

Under the caption “Background of the Merger” (starting on page 62), the following paragraphs are hereby added after the current third paragraph (the current first full paragraph on page 63):

“On February 8, 2012, executives of Coventry, including Randy Giles, Coventry’s chief financial officer, and Drew Asher, Coventry’s senior vice president of corporate finance, met with Richard C. Jacobsen, a Managing Director focusing on the health care services sector at Greenhill. Mr. Wise was present for a portion of the meeting. The meeting had been scheduled in January 2012 at Mr. Jacobsen’s request, and was consistent with Mr. Jacobsen’s practice of meeting periodically with executives in the sector to discuss the managed care industry and potential strategic opportunities. Mr. Jacobsen’s presentation to the Coventry executives focused on potential strategic acquisition opportunities involving independent Medicaid managed care organizations. During Mr. Jacobsen’s presentation, there was a discussion concerning what other industry participants might also have a potential interest in acquiring an independent Medicaid managed care organization. Aetna was identified as one such industry participant, and the participants at the meeting discussed the view that Aetna would want to increase its presence in the Medicaid business and that Coventry’s growth in the Medicaid business could potentially make Coventry more attractive to Aetna as a potential acquisition target. In the course of these discussions, a Coventry executive noted the strength of Coventry’s own Medicaid business, and suggested that the next time Mr. Jacobsen met with Aetna, Mr. Jacobsen should discuss with Aetna the strength of Coventry’s Medicaid business. As part of Greenhill’s practice of meeting with industry participants from time to time, Mr. Jacobsen had previously met with Aetna executives on January 31, 2012 to discuss the managed care industry and potential strategic opportunities.

On March 7, 2012, Scott Bok, the chief executive officer of Greenhill, and Mr. Jacobsen met with executives of Aetna, including Mark L. Keim, Aetna’s global head of strategy and corporate development, and Joseph M. Zubretsky, Aetna’s senior executive vice president and chief financial officer, to discuss the managed care industry and potential strategic opportunities, including three specific potential acquisitions that would increase Aetna’s presence in the Medicaid business. This meeting was scheduled in February 2012 at Mr. Jacobsen’s request as part of Greenhill’s customary practice of meeting with industry participants from time to time. One of the strategic opportunities that Mr. Bok and Mr. Jacobsen presented was an acquisition of Coventry by Aetna. The written materials presented by Mr. Bok and Mr. Jacobsen at the meeting included an “Illustrative Acquisition Analysis” that identified an illustrative acquisition price for each of the three potential acquisition targets and included a “Preliminary Impact Analysis” for each company that identified illustrative acquisition prices based on premiums of 20%, 30%, and 40% to each company’s current stock price. That analysis resulted in illustrative acquisition prices of $38.84, $42.08, and $45.32 per share, respectively, for Coventry. During the course of the meeting, representatives of Aetna indicated to Mr. Bok and Mr. Jacobsen that, prior to the meeting, Aetna had begun to consider and analyze, among other strategic alternatives, a potential acquisition of Coventry by Aetna.”

Under the caption “Background of the Merger” (starting on page 62), the words “Following this meeting, on April 6, 2012” in the first sentence of the current fourth paragraph (the current second full paragraph on page 63) are hereby replaced with the words, “On April 6, 2012”.

Under the caption “Background of the Merger” (starting on page 62), the current fifth paragraph (the current third full paragraph on page 63) is hereby deleted and replaced with the following paragraphs:

“On April 26, 2012, Coventry and Aetna executed a confidentiality and one-year standstill agreement in anticipation of the potential exchange of information and in-person meetings between members of senior management of both companies. Subsequently, Greenhill conducted for Coventry’s management and board of directors certain preliminary analyses relating to a potential transaction with Aetna. Around this time, Mr. Asher indicated to Mr. Jacobsen that Coventry management likely would recommend that Coventry’s board of directors engage Greenhill in the event that the Coventry board determined to engage a financial advisor in connection with a potential sale of the company, although Greenhill was advised that any decision to engage a particular financial advisor would be made by the Coventry board.

On or about April 27, 2012, Mr. Jacobsen made a presentation to representatives of Coventry with respect to a potential acquisition of Coventry by Aetna. The presentation addressed a variety of matters relating to a potential acquisition, including potential strategic acquirers other than Aetna that might have an interest in acquiring Coventry. The presentation identified at least two other potential strategic acquirers with the financial resources to acquire Coventry, but stated that their interest in such a transaction was uncertain. In this same time period, Mr. Wise expressed the view to other management at Coventry that, depending on the course of discussions, Coventry may decide to convey to Aetna that Coventry was not for sale and did not intend to start a wide sales process. At the same time, Mr. Wise expressed the view that Coventry must make clear that if Aetna made a definitive offer for Coventry, the decision whether to initiate such a sales process would be made by Coventry’s board, based on input from the board’s advisors, the board’s perspective on the value of Aetna’s proposal, and other factors.”

Under the caption “Background of the Merger” (starting on page 62), the first sentence of the current sixth paragraph (the current fourth full paragraph on page 63) is hereby deleted and replaced with the following:

“On May 2, 2012, Mr. Bertolini, Mr. Zubretsky, and Mr. Keim met with Mr. Wise, Mr. Giles, and Mr. Asher in New York in order to initiate a more formal dialogue relating to a potential business combination.”

Under the caption “Background of the Merger” (starting on page 62), the current seventh paragraph (the current fifth full paragraph on page 63) is hereby deleted and replaced with the following:

“On May 16, 2012, Mr. Wise telephoned Mr. Bertolini, and Mr. Bertolini confirmed that Aetna anticipated making a proposal following discussion at its board meeting on May 18 and that he would call Mr. Wise following that board meeting. While Mr. Wise had previously updated certain members of Coventry’s board of directors of his discussions with Mr. Bertolini and kept them apprised of events and developments in connection with those discussions, he had not presented such information to Coventry’s board of directors as a whole at a formal meeting of the board. On May 17, 2012, during an executive session of a regularly scheduled in-person meeting of the Coventry board, Mr. Wise discussed with Coventry’s full board of directors the details of the preliminary discussions with Mr. Bertolini and that Coventry would likely be receiving a proposal from Aetna in the following days. The Coventry board then scheduled a telephonic meeting for May 23, 2012, to discuss the terms of any proposal received. Following this meeting, the members of the Coventry board of directors reviewed background materials on Aetna and the managed care industry generally that had been prepared by Greenhill at the request of Coventry’s management. During this meeting, some Coventry board members were in favor of hiring Greenhill, while others decided that they did not yet have sufficient information about Greenhill to make a decision to retain it as the board’s financial advisor. As a result of the board’s concerns, Mr. Wise later sent the Coventry board a list of potential candidates that could serve as the board’s financial advisor if it considered a transaction. This list included Greenhill.”

Under the caption “Background of the Merger” (starting on page 62), the last sentence of the current ninth paragraph (the current first full paragraph on page 64) is hereby deleted and replaced with the following:

“Mr. Bertolini advised that Aetna was not in a position to increase its proposal, and Mr. Wise and Mr. Bertolini agreed to terminate discussions between the companies about a potential transaction.”

Under the caption “Background of the Merger” (starting on page 62), the following paragraph is hereby added after the current ninth paragraph (the current first full paragraph on page 64):

“In light of the parties’ agreement that discussions between Coventry and Aetna about a potential transaction had been terminated, on May 30, 2012, Mr. Jacobsen attended a meeting with certain Aetna executives. This meeting was scheduled as part of Greenhill’s customary practice of meeting with industry participants from time to time, and the purpose of the meeting was to discuss, among other things, industry trends and certain potential strategic opportunities for Aetna (other than a potential acquisition of Coventry).”

Under the caption “Background of the Merger” (starting on page 62), in the current tenth paragraph (the current second full paragraph on page 64), the following words are hereby added following, “whereby Coventry’s shareholders received at least $42.00 per share”:

“, which, in Mr. Wise’s view, was a price that would be worthy of consideration by Coventry’s board”

Under the caption “Background of the Merger” (starting on page 62), the current thirteenth paragraph (the current first full paragraph on page 65) is hereby deleted and replaced with the following:

“After the board meeting, on July 11, 2012, Mr. Wise contacted Mr. Bertolini to inform him that the Coventry board had met and that he would be sending Mr. Bertolini a letter expressing the decision of Coventry’s board, following which Mr. Wise sent Mr. Bertolini a letter noting the points decided at the special meeting of Coventry’s board. During the July 11 phone call, Mr. Bertolini indicated that while Aetna was willing to proceed with a transaction at $42.00 per share, it was not willing to offer additional consideration.”

Under the caption “Background of the Merger” (starting on page 62), the current eighteenth paragraph (the current first full paragraph on page 66) is hereby deleted and replaced with the following:

“Later that day, Mr. Wise and Mrs. Tallett called Mr. Bertolini to communicate the Coventry board of directors’ message and request that Aetna provide additional value.  Mr. Wise and Mrs. Tallett initially inquired whether Aetna would be prepared to pay $43.00 per share.  Mr. Wise and Mrs. Tallett subsequently expressed the view that Aetna should be able to offer an additional $0.25-$0.50 per share in consideration.  Mr. Bertolini responded during this conversation that Aetna was unwilling to pay any more than $42.00 per share.”

Under the caption “Background of the Merger” (starting on page 62), the current twenty-second paragraph (the paragraph currently running from page 66 to page 67) is hereby deleted and replaced with the following paragraphs:

“On August 15 and 16, 2012, Coventry’s board was scheduled to hold its regularly scheduled board and committee meetings in Jackson Hole, Wyoming. After conferring with Greenhill, Wachtell Lipton and Bass Berry on the night of August 14, 2012, concerning the status of the merger agreement negotiations, Mr. Wise, on the morning of August 15, 2012, proposed to Mr. Bertolini that he, together with other members of Aetna’s senior management and representatives of Aetna’s advisors, travel to Jackson Hole to participate in in-person meetings to resolve these remaining material items. Mr. Bertolini accepted the invitation, and he and other members of Aetna’s senior management and representatives of Goldman Sachs and Davis Polk traveled to Jackson Hole on August 15, 2012. During the course of the Coventry board meetings in Jackson Hole that day, Coventry’s advisors discussed with the board of directors the process of negotiation of the definitive merger agreement, particularly Aetna’s and Coventry’s positions with respect to the remaining material items. As part of these discussions, the Coventry board of directors once again emphasized its concern that Coventry stockholders receive certainty of completion of any transaction (including a significant commitment by any potential purchaser to seek antitrust and regulatory approval) and that the terms of any definitive agreement not be overly prohibitive to other, potentially competitive, business combination proposals. Coventry management and the Coventry board again reviewed the opportunities and challenges arising from a potential business combination (as well as the opportunities and challenges Coventry would face if it were to remain a stand-alone company), and together with Coventry’s advisors also discussed Coventry’s due diligence of Aetna, including, among other things, its financial resources to consummate a transaction, adequacy of reserves, and public relations and roll-out plans in the case that a transaction proceeded toward announcement. Also, during a subsequent portion of the meeting, Mr. Giles made a presentation to the board of directors regarding potential strategic alternatives for Coventry, including opportunities for Coventry to acquire managed care organizations and potential transactions involving the acquisition of Coventry by a strategic partner. With respect to the possibility that Coventry could be acquired, Mr. Giles’ presentation discussed three potential strategic partners: Aetna, Company A, and Company B. The presentation noted that Aetna and Company A may have had a need to increase scale within the government business, and that Company B may have had a need to further diversify into the commercial and Medicaid businesses, to pursue dual eligible opportunities. On the “Pros” side, the presentation noted that an acquisition of Coventry by Company A would give Company A the opportunity to nearly double commercial risk membership, make it the third largest publicly traded plan by membership, add national multisite capabilities, and add a national commercial network. On the “Pros” side for Company B, the presentation noted that an acquisition of Coventry by Company B would give Company B the opportunity to diversify away from what is essentially a Medicare only business, give Company B a commercial division and a Medicaid division, and provide Company B with the opportunity for better success with dual eligibles. On the “Cons” side, however, the presentation noted that Company A’s recent acquisition of another company could keep it on the sidelines from major deals in the near term and Company B had no real focus on certain business lines in which Coventry operated.

Later in the evening of August 15, 2012, after Mr. Bertolini and the other Aetna representatives and advisors had arrived in Jackson Hole, members of both companies’ senior management and representatives of their advisors engaged in extensive negotiations regarding the terms of a definitive merger agreement.”

Proposal I:  The Merger:  Opinion of Coventry’s Financial Advisor

The section of the Proxy Statement “Proposal I:  The Merger:  Opinion of Coventry’s Financial Advisor” starting on page 73 of the Proxy Statement is hereby amended and supplemented as follows:

Under the caption “Other Considerations” (starting on page 82), the third paragraph (the current second full paragraph on page 83) is hereby amended by deleting clause (iii) of such paragraph and replacing it with the following:

“(iii) services performed for Aetna in connection with Aetna’s acquisition of Medicity Inc., completed January 2011, which services were rendered by certain of the same Greenhill personnel that later advised the Coventry board of directors in connection with the proposed transaction, and for which Aetna paid Greenhill a transaction fee of $4,000,000 and reimbursed certain of its out-of-pocket expenses.”

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Aetna’s and Coventry’s control.

Statements in this document that are forward-looking, including the expected settlement of the Consolidated Delaware Action, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond Aetna’s and Coventry’s control. Important risk factors could cause actual future events to differ materially from those currently expected by Aetna’s management, including, but not limited to, the outcome of various litigation matters related to the proposed acquisition.

No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, when they will occur and what impact they will have on the results of operations, financial condition or cash flows of Aetna or Coventry. Neither Aetna nor Coventry assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

Important Information For Investors And Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Aetna has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (File No. 333-184041), including Amendment No. 1 thereto, containing a proxy statement/prospectus, and Coventry has filed with the SEC a proxy statement/prospectus, and each of Aetna and Coventry has filed and will file other documents with respect to the proposed acquisition of Coventry. The registration statement was declared effective on October 18, 2012, and Aetna and Coventry commenced mailing the definitive proxy statement/prospectus to Coventry stockholders on or about October 19, 2012. INVESTORS AND SECURITY HOLDERS OF COVENTRY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS THAT HAVE BEEN FILED OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the registration statement and the definitive proxy statement/prospectus and other documents filed with the SEC by Aetna or Coventry through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Aetna will be available free of charge on Aetna’s internet website at http://www.aetna.com or by contacting Aetna’s Investor Relations Department at 860-273-8204. Copies of the documents filed with the SEC by Coventry will be available free of charge on Coventry’s internet website at http://www.cvty.com or by contacting Coventry’s Investor Relations Department at 301-581-5430.

Aetna, Coventry, their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Coventry is set forth in its Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 28, 2012, its proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on April 6, 2012, and its Current Report on Form 8-K, which was filed with the SEC on May 31, 2012. Information about the directors and executive officers of Aetna is set forth in its Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 24, 2012, its proxy statement for its 2012 annual meeting of shareholders, which was filed with the SEC on April 9, 2012 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, which was filed with the SEC on October 25, 2012. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive proxy statement/prospectus and other relevant materials filed with the SEC.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Current Report:

2.1	Amendment No. 2 to the Agreement and Plan of Merger, dated as of November 12, 2012, among Aetna Inc., Jaguar Merger Subsidiary, Inc. and Coventry Health Care, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETNA INC.
Date:	November 13, 2012	By:	/s/ William J. Casazza
			Name:	William J. Casazza
			Title:	Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Description
2.1	Amendment No. 2 to the Agreement and Plan of Merger, dated as of November 12, 2012, among Aetna Inc., Jaguar Merger Subsidiary, Inc. and Coventry Health Care, Inc.